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                                                                      EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Star Publishing Company
Pulitzer Technologies, Inc.
Pulitzer Newspapers, Inc.
Hanford Sentinel, Inc.
Pulitzer Missouri Newspapers, Inc.
Napa Valley Publishing Co.
Flagstaff Publishing Co.
Santa Maria Times, Inc.
Sonoma-Marin Publishing Co.
Kauai Publishing Co.
Northern Lakes Publishing Co.
Northern Illinois Publishing Co.
Southwestern Oregon Publishing Co.
Pantagraph Publishing Co.
St. Louis Post-Dispatch LLC
Pulitzer Network Systems LLC
Suburban Journals of Greater St. Louis LLC
Fairgrove LLC
STL Distribution Services, LLC